UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41488	82-5089826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(Address of principal executive offices) (Zip Code)

(240) 430-4212

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.00001 per share	SHPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 7.01.

Press releases relating to such information, which are furnished as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, are incorporated herein by reference. The information in this Item 7.01 and Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibits 99.1 and 99.2.

Item 8.01 Other Events.

On June 25, 2026, United Dogecoin Inc. (the “Company”), a wholly-owned subsidiary of Shuttle Pharmaceuticals Holdings, Inc. (“Shuttle”), announced that it has initiated an evaluation of proprietary data centre and power generation opportunities designed to support long-term DOGE mining operations and future artificial intelligence infrastructure workloads. Alongside this exploration, the Company continues to move toward electrification of its initial ElphaPex miners as the units arrive at United Dogecoin’s hosted data centre site. The Company is also evaluating opportunities to secure behind-the-meter power generation assets in Idaho, USA and Alberta, Canada, as it seeks to improve operating economics, increase strategic flexibility and create future opportunities in artificial intelligence and high-performance computing.

On June 26, 2026, the Company announced that it has purchased its first fleet of ElphaPex DG1+ mining units, which are expected to be deployed and fully operational within approximately 60 days, subject to delivery schedules and installation timelines. Additionally, the Company announced that it has secured its site to operate the units, which will give the Company renewable energy at US$0.064 per kilowatt hour.

Forward Looking Statements

This Item 8.01 of this Current Report on Form 8-K may contain “forward-looking statements.” Such statements which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, regulatory milestones.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this Form 8-K, and neither Shuttle nor the Company assumes any obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although Shuttle and the Company believe that the beliefs, plans, expectations and intentions contained in this Form 8-K are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in Shuttle’s reports and statements filed from time-to-time with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 25, 2026
99.2	Press Release, dated June 26, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.
Dated: June 30, 2026
	By:	/s/ Ryan Trasolini
	Name:	Ryan Trasolini
	Title:	Co-Chief Executive Officer